EXHIBIT 99.01

COLONIAL COMMERCIAL CORP.
ANNOUNCES AN EXTENSION OF ITS
ODD LOT TENDER OFFER FOR
CONVERTIBLE PREFERRED SHARES TO DECEMBER 31, 2008

HAWTHORNE, New Jersey (October 28, 2008) – Colonial Commercial Corp. (“Colonial”) (OTC Bulletin Board: “CCOM,” “CCOMP”), today announced that it has extended to December 31, 2008 the odd-lot tender offer it made on September 2, 2008. The odd-lot tender offer is addressed to shareholders who owned 99 or fewer shares of the Company’s convertible preferred stock on August 20, 2008, and is for the purchase of those shares at $1.25 per share.  The odd-lot tender offer documents previously forwarded to shareholders on September 2, 2008 and available on the Company’s website remain in effect, except that the expiration date is changed to December 31, 2008.

Through October 27, 2008, shareholders tendered a total of 1,259 shares of convertible preferred stock under the odd-lot tender offer.

Safe Harbor Statement

The foregoing press release may contain statements concerning Colonial Commercial Corp.’s financial performance, markets and business operations that may be considered "forward-looking" under applicable securities laws. Colonial cautions readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from any results that are projected in the forward-looking statements include the following: continued acceptance of the company's products in the marketplace, competitive factors, dependence upon third-party vendors, and other risks detailed in the company's periodic report filings with the Securities and Exchange Commission.  These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in Colonial's periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. Colonial undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

For further information, please contact William Pagano, Chief Executive Officer, or William Salek, Chief Financial Officer, at (973) 427-8224.